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                               SERVICES AGREEMENT


     THIS SERVICES AGREEMENT (the "Agreement") is made as of August 15, 1996, by and among Delaware Management Holdings, Inc., a Delaware corporation ("Holdings"), Delaware Service Company, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Delaware"), Lincoln National Life Insurance Company, an Indiana insurance corporation ("Lincoln Life"), and each of the investment companies listed in EXHIBIT A hereto, each a Maryland corporation (together with any other investment company designated in accordance with Section 5.1, the "Funds," or individually, a "Fund").

     The parties hereto, in consideration of the mutual covenants hereinafter expressed, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 DEFINITIONS. The following terms shall have the respective meanings set forth in this Section 1.1 for all purposes of this Agreement except where the application of such definitions is limited by reference in this
Section 1.1 to a specific Article of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Acceptance Test" means a test, reasonably acceptable to Lincoln Life, Delaware and the Funds, of the performance of the Value Calculation Services for the Accounts included in the respective Phases, to be conducted in accordance with Article 4.

     "Accounting Services" means the services listed in the Cutover Schedule with respect to the Accounts.

     "Accounts" means the Funds and the Separate Accounts, collectively.

     "Affiliate" means, with respect to any entity, any other entity controlling, controlled by or under common control with such entity.

     "Business Day" means a day on which the New York Stock Exchange is open for trading.

     "Calculation Losses" means any losses suffered by a Contractowner, Third Party Administrator, Fund or Separate Account directly caused by an error in a Net Asset Value or Unit Value, or by the delivery to Lincoln Life or any Fund of a Net Asset Value or Unit Value after the applicable deadline provided for in
Section 2.1; provided, however, that such losses shall not

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include any consequential damages.

     "Contractowner" means the present or former owner of an insurance or annuity contract supported by a Separate Account, or any beneficiary or annuitant thereof.

     "Cutover Date," with respect to any Phase, means the date, which shall be a Business Day, on which Delaware actually commences providing the Accounting Services with respect to such Phase in accordance with Section 4.2. The planned Cutover Date for each Phase is set forth in the Cutover Schedule.

     "Cutover Schedule" means SCHEDULE 1.1(a) hereto, which sets forth the accounting services to be rendered pursuant to this Agreement and the planned Cutover Dates, as such Schedule may be amended from time to time pursuant to
Section 16.1.

     "Delaware" has the meaning set forth in the preamble to this Agreement.

     "Delaware Affiliate" means Holdings and any entity that is directly or indirectly controlled by Holdings.

     "Fee Schedule" means SCHEDULE 6.1 hereto, as such Schedule may be amended from time to time pursuant to Section 16.1.

     "Fund" has the meaning set forth in the preamble to this Agreement.

     "Holdings" has the meaning set forth in the preamble to this Agreement.

     "Lincoln Affiliate" means any Affiliate of Lincoln Life other than a Delaware Affiliate.

     "Lincoln Life" has the meaning set forth in the preamble to this Agreement.

     "Net Asset Value" means the daily net asset value per share of the respective Funds for each Business Day, all determined in accordance with the terms of the Cutover Schedule and with any applicable prospectus or regulatory requirement.

     "Phase" means a set of Accounts comprising the Phase I Accounts, the Phase II Accounts or the Phase III Accounts.

     "Phase I Account" means an Account designated as such on the Cutover Schedule.

     "Phase II Account" means an Account designated as such on the Cutover Schedule.

     "Phase III Account" means an Account designated as such on the Cutover Schedule.

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     "Renewal Term" means each successive one-year term occurring after the expiration of the initial term of this Agreement as described in Section 11.1.

     "Separate Account" means a separate account of Lincoln Life identified as such on the Cutover Schedule, and any additional separate account or sub-account of Lincoln Life or any Lincoln Affiliate (or of any other person if Lincoln Life or any Lincoln Affiliate has administrative responsibilities with respect to such separate account or sub-account pursuant to any reinsurance agreement or otherwise) designated in accordance with Section 5.1.

     "Test Period" means, with respect to each Phase, a period of time prior to the Cutover Date for such Phase, commencing on the date specified by Delaware pursuant to Section 4.1 and having a duration of three weeks or such longer period as may be determined pursuant to Section 4.1.

     "Third Party Administrator" means an administrator of insurance or annuity contracts acting on behalf of Contractowners.

     "Unit Value" means the daily unit value per unit of the respective Separate Accounts or sub-accounts thereof for each Business Day, all determined in accordance with the terms of the Cutover Schedule and with any applicable prospectus or regulatory requirement.

     "Value Calculation Services" means those Accounting Services consisting of or incidental to the calculation and communication of Unit Values and Net Asset Values in accordance with the terms of this Agreement.

                                    ARTICLE 2
                           SCOPE OF SERVICES; CUTOVER

     Section 2.1 SCOPE OF SERVICES. Delaware shall provide the Accounting Services to each of the Funds and to Lincoln Life with respect to each of the Separate Accounts, all in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, from and after the Cutover Date for each respective Phase, Delaware, no later than 6:00 p.m. (New York City time) on each Business Day, shall in accordance with the terms of this Agreement provide to Lincoln Life and to the Funds the Value Calculation Services for each of the Accounts included in such Phase. In the event of any error in the Value Calculation Services, the parties hereto will follow the procedures set forth in
SCHEDULE 2.1, without prejudice to any other rights described in this Agreement.

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     Section 2.2  CUTOVER SCHEDULE. Delaware, Lincoln Life and the Funds shall use their respective best efforts to cause the Cutover Date to occur no later than (a) August 15, 1996, with respect to the Phase I Accounts, (b) October 31, 1996, with respect to the Phase II Accounts and (c) January 1, 1997 with respect to the Phase III Accounts.

                                    ARTICLE 3
                       LINCOLN LIFE'S SUPPORT OBLIGATIONS

     Section 3.1 PROVISION OF DATA. Lincoln Life shall use its best efforts to provide or cause to be provided to Delaware the data identified in SCHEDULE 3.1 during the periods and in accordance with the procedures identified in such Schedule, it being understood that Delaware shall not be responsible for any Calculation Losses or other claims, suits, hearings, actions, damages, liabilities, fines, penalties, costs, losses or expenses, including reasonable attorney's fees, which any party may sustain or incur, directly or indirectly, in each case to the extent caused by or arising from Lincoln Life's failure to provide such data in accordance with such SCHEDULE 3.1.

     Section 3.2 DATA TO BE PROVIDED BY THIRD PARTIES. With respect to each of the mutual funds identified in SCHEDULE 3.2 as an available investment of one or more of the Separate Accounts (other than mutual funds managed by Lincoln Life or Delaware or their respective Affiliates) and each third party service provider identified in such Schedule, Lincoln Life shall direct each of the managers of such funds or such service provider, as the case may be, to provide or cause to be provided to Delaware the data identified in SCHEDULE 3.2 in accordance with the procedures and time deadlines identified in such Schedule.

     Section 3.3 INFORMATION FOR PERIODS PRIOR TO CUTOVER DATE. Lincoln Life will provide appropriate financial and other information with respect to the Accounts to Delaware, and will cooperate with Delaware, in connection with the preparation of data for 1996 annual reports to Contractowner and other elements of the Accounting Services that relate to periods prior to the Cutover Dates for the respective Accounts. In addition, Lincoln Life will provide to Delaware appropriate financial and other information regarding the Accounts for periods prior to 1996 to the extent relevant to the performance of the Accounting Services for 1996 and subsequent periods.

                                    ARTICLE 4
                          ACCEPTANCE TEST; CUTOVER DATE

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     Section 4.1  ACCEPTANCE TESTING. Delaware shall notify Lincoln Life of the date, which shall be a Business Day, on which the Value Calculation Services for each respective Phase will be ready for the commencement of the Acceptance Test for such Phase. During the Test Period for each Phase, Delaware, Lincoln Life and the Funds shall cooperate in performing the Acceptance Test for such Phase, and Delaware and Lincoln Life, respectively, shall use its best efforts to remedy any failure in the performance of the Value Calculation Services caused by such party. In the event that, during the Test Period with respect to any Phase, performance of the Value Calculation Services is suspended for such Phase in order to effect such remedy or for any other reason, the Test Period for such Phase shall be extended by the number of days of such suspension. Further, if at the date that would otherwise be the end of the Test Period for any Phase Delaware is not performing the Value Calculation Services with respect to such Phase to the reasonable satisfaction of Lincoln Life, and Lincoln Life shall so notify Delaware, the Test Period shall be extended until the date on which Lincoln Life notifies Delaware that the Value Calculation Services are being performed to the reasonable satisfaction of Lincoln Life. All references in this
Section 4.1 to the performance of the Value Calculation Services shall refer to the performance thereof in a test mode.

     Section 4.2 CUTOVER DATE. With respect to each Phase, upon the termination of the Test Period, Lincoln Life, the Funds and Delaware shall execute a written acknowledgment in the form of EXHIBIT B hereto confirming such termination and specifying the Cutover Date, which shall be the Business Day immediately following the date of such termination unless Lincoln Life, the Funds and Delaware shall agree upon a different date.

                                    ARTICLE 5
                      NEW ACCOUNTS; NEW INVESTMENT MANAGERS

     Section 5.1 ADDITIONAL ACCOUNTS. Lincoln Life may from time to time designate (i) one or more additional investment companies or separate accounts to constitute Funds or Separate Accounts, as the case may be, for all purposes of this Agreement, or (ii) one or more newly established sub-accounts of any Separate Account. Such designation shall be:

           (a) subject to Delaware's consent, which shall not be unreasonably withheld; provided, that such consent shall be considered to be unreasonably withheld if Delaware does not make reasonable efforts to accept such new investment companies, separate accounts and sub-accounts, which efforts shall include, but not be limited to, reasonable consideration of the expansion of Delaware's infrastructure to handle such new investment

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                 companies, separate accounts and sub-accounts; and

           (b) evidenced by a writing executed by Lincoln Life, Delaware and, if applicable, each such investment company, setting forth the name of such investment company, separate account or new sub-account, the applicable rate under the Fee Schedule that shall apply to the Accounting Services for such investment company, separate account or new sub-account, the effective date of the designation thereof as a Fund, Separate Account or new sub-account, and any other matters the parties wish to include.

Notwithstanding clause (b) of the preceding sentence, if Delaware's performance of the Accounting Services for such additional Funds, Separate Accounts, or sub-accounts of such Separate Accounts would, in Delaware's reasonable opinion, result in higher costs than the costs Delaware incurs for providing the Accounting Services to the current Accounts, then the affected parties hereto shall negotiate in good faith an addendum to the Fee Schedule for such additional Funds, Separate Accounts and sub-accounts and Delaware shall not be deemed to have unreasonably withheld its consent under clause (b) of this
Section 5.1 until such addendum has been agreed to. Except as otherwise specified in such writing, from and after such effective date, Delaware shall provide to such Fund, or to Lincoln Life with respect to a Separate Account or new sub-account, the same Accounting Services as are specified in the Cutover Schedule with respect to the other Funds, Separate Accounts or sub-account of a Separate Account, as the case may be.

     Section 5.2 NEW INVESTMENT MANAGERS. If new investment managers are added to provide investment advisory services to any of the Accounts, and Delaware's performance of the Accounting Services is, as a result thereof, significantly more costly to Delaware, the affected parties shall negotiate in good faith an addendum to the Fee Schedule for such Accounts.

                                    ARTICLE 6
                                      FEES

     Section 6.1 ACCRUAL OF FEES. From and after the Cutover Date with respect to each Phase, Lincoln Life shall pay fees for the Accounting Services for each of the Separate Accounts included in such Phase, and each Fund included in such Phase shall pay fees for the Accounting Services for such Fund, in each case at the respective rates per annum determined in accordance with the Fee Schedule. Fees accrued pursuant to this Section 6.1 shall be payable in arrears on a monthly basis.

     Section 6.2 PAYMENT OF FEES BY LINCOLN LIFE. Delaware shall submit to Lincoln Life an invoice for each month for all of

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the fees payable pursuant to Section 6.1 with respect to each of the Separate
Accounts, which invoice shall be itemized to show the portion of such fees allocable to each of the Separate Accounts in accordance with the Fee Schedule. Subject to the terms of this Agreement, invoices for such fees shall be payable within 30 days of receipt.

     Section 6.3 PAYMENT OF FEES BY THE FUNDS. Delaware shall submit to each Fund, with a copy to Lincoln Life, an invoice for each month for all of the fees payable pursuant to Section 6.1 with respect to such Fund. Subject to the terms of this Agreement, invoices for such fees shall be payable within 30 days of receipt.

                                    ARTICLE 7
                        STANDARD OF CARE; INDEMNIFICATION

     Section 7.1 STANDARD OF CARE. Delaware shall provide the Accounting Services with a level of care equal to or greater than the level of care at which it performs similar functions for mutual funds that are sponsored or managed by any Delaware Affiliate, and in any event, Delaware shall always exercise reasonable care in performing the Accounting Services.

     Section 7.2  INDEMNIFICATION

     (a) INDEMNIFICATION BY LINCOLN LIFE. Lincoln Life shall indemnify, defend and hold harmless Delaware and any Delaware Affiliate, and the directors, officers and employees of the foregoing (each individually, a "Delaware Indemnified Party"), against any and all claims, suits, hearings, actions, damages, liabilities, fines, penalties, costs, losses or expenses, including reasonable attorney's fees, which any Delaware Indemnified Party may sustain or incur, directly or indirectly, in each case to the extent caused by or arising from (i) the negligence, recklessness or intentional misconduct of Lincoln Life or any Lincoln Affiliate, or any director, officer or employee thereof, in the performance of this Agreement; or (ii) the failure of Lincoln Life to comply with the terms of this Agreement.

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     (b)  INDEMNIFICATION BY DELAWARE. Subject to Section 3.1, Delaware shall indemnify, defend and hold harmless Lincoln Life, the Lincoln Affiliates and the Funds, and the directors, officers and employees of the foregoing (each individually, a "Lincoln Indemnified Party") against any and all claims, suits, hearings, actions, damages, liabilities, fines, penalties, costs, losses (including but not limited to (a) Calculation Losses reimbursed by Lincoln Life and (b) any market fluctuation losses incurred by Lincoln Life in effecting such reimbursement) or expenses, including reasonable attorney's fees, which any Lincoln Indemnified Party may sustain or incur, directly or indirectly, in each case to the extent caused by or arising from (i) the negligence, recklessness or intentional misconduct of Delaware or any Delaware Affiliate, or any director, officer or employee thereof, in the performance of this Agreement; or (ii) the failure of Delaware to comply with the terms of this Agreement.

     (c) PROCEDURES. Subject to the provisions of Section 7.2(d), promptly after receipt by a Delaware Indemnified Party or a Lincoln Indemnified Party (each, an "Indemnified Party") of notice of the commencement of any action, proceeding, investigation or claim by any Contractowner or other third party (a "Proceeding"), the Indemnified Party shall, if a claim in respect thereof is to be made pursuant to this Section 7.2 against another party to this Agreement (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Section 7.2, except to the extent that such failure to notify actually prejudices the Indemnifying Party. In case any such Proceeding shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if, in the reasonable judgment of the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel other than counsel for the Indemnifying Party, the Indemnified Party shall have the right to employ a single counsel to represent the Indemnified Party, in which event the reasonable fees and expenses of such separate single counsel shall be borne by the Indemnifying Party, and (ii) in the case of any Proceeding brought by any governmental authority, the Indemnifying Party shall have the right to participate in, but not to assume the defense of, such Proceeding. The Indemnifying Party shall not be obligated under any settlement agreement relating to any Proceeding under this Section 7.2 to which it has not consented in writing, which consent shall not be unreasonably withheld.

     (d)  PRESERVING RIGHTS WITH RESPECT TO CALCULATION LOSSES. Notwithstanding
Section 7.2(c), Lincoln Life may in its sole discretion elect to reimburse a Contractowner, Third Party Administrator, Separate Account or Fund for Calculation Losses out of Lincoln Life's own funds and such reimbursement shall have no effect on the respective indemnification obligations of the parties pursuant to Section 7.2(a) and (b).

     (e) OVERPAYMENTS. The parties agree that there may be circumstances in which it would not be commercially reasonable for Lincoln Life and the Funds to seek reimbursement from one or more Contractowners of overpayments made them, taking into account relevant factors such as industry practice; the amount of such overpayments; the number of Contractowners overpaid; the cost of seeking reimbursement; and the implications for customer relations of seeking reimbursement. In the event of any overpayment to a Contractowner for which Lincoln Life or any Fund intends to seek indemnification from Delaware pursuant to Section 7.2(b) without seeking reimbursement from the Contractowner, the parties shall negotiate in good faith as to what effect, if any, the determination not to seek such reimbursement should have under the circumstances on the rights of Lincoln Life or the Funds to indemnification for the amounts overpaid.

                                    ARTICLE 8
                               INSURANCE COVERAGE

     Section 8.1 INSURANCE. Delaware and Holdings shall maintain insurance coverage at a level at least equal to the insurance coverage held by each of them at the time this Agreement becomes effective.

                                    ARTICLE 9
                    FORCE MAJEURE AND DISASTER RECOVERY PLAN

     Section 9.1 FORCE MAJEURE; DISASTER RECOVERY PLAN. No party shall be liable to any other party for any damages caused by delays beyond its reasonable control, including, without limitation, those delays occasioned by fire, strike, labor dispute, acts of the other party, acts of any common carrier, pricing service, corporate action service, or telephone network, acts of the power supply company or its networks, restrictions by civil or military authorities, acts of nature, or unforeseen transportation failures. In the event of any such delay, the hindered party shall promptly notify the other parties and, upon the giving of such notice, the period of time for performance of obligations hereunder affected by such delays will be extended by the same number of days as the delay. Notwithstanding the foregoing, Delaware shall maintain and implement a customary disaster recovery plan and such plan shall be reasonably acceptable to Lincoln Life and the Funds. This Article 9 shall not excuse any failure to perform, or extend the time for performance of, any obligation of Delaware under this Agreement to the extent that such failure or delay would have been avoided by compliance with such disaster recovery plan, or by the use of reasonable, readily available alternatives.

                                   ARTICLE 10
                                  EFFECTIVENESS

     Section 10.1  EFFECTIVENESS.

           (a)   This Agreement shall become effective upon the later of:

                 (i)   the date first set forth above; or

                 (ii) the date as of which Lincoln Life has complied with the requirements of the Indiana insurance holding company laws at Section 27-1-23-4 of the Indiana Code.

           (b) Lincoln Life shall diligently and reasonably pursue the satisfaction of the requirements of the Indiana insurance holding company laws at Section 27-1-23-4 of the Indiana Code.

                                   ARTICLE 11
                              TERM AND TERMINATION

     Section 11.1 TERM. The initial term of this Agreement shall end on the fourth anniversary of the Cutover Date of Phase III, and this Agreement shall be automatically renewed for subsequent Renewal Terms thereafter unless sooner terminated under Section 11.2.

     Section 11.2  TERMINATION. Subject to the procedures set forth in
Article 12 and to Section 11.3, this Agreement may be terminated as follows:

           (a) by Lincoln Life, Delaware, or any Fund, in each case upon notice to each of the other parties at least 180 days prior to the expiration of the initial term or any Renewal Term, with such termination to become effective upon such expiration; and

           (b) by Lincoln Life, Delaware or any Fund upon 30 days notice to each of the other parties, for any material breach of this Agreement unless such breach is cured within such notice period.

For the purpose of this Section 11.2(b) only, a "material breach" shall include, but not be limited to, the failure by Delaware to provide Accounting Services hereunder of a quality reasonably determined by Lincoln Life or any Fund to be consistent with a superior level of service in the industry.

     Section 11.3 EFFECT OF TERMINATION BY A FUND. In the event one or more Funds shall terminate this Agreement, this Agreement shall nonetheless continue in full force and effect between and among those parties who have not terminated this Agreement.

                                   ARTICLE 12
                           PROCEDURES UPON TERMINATION

     Section 12.1 OBLIGATIONS UPON TERMINATION. Upon termination of this Agreement by any party under Article 11, each party shall be obligated to cooperate with each other party to provide for the transfer of all responsibilities, duties and obligations of this Agreement as may be necessary to ensure the orderly, undisrupted business of each party. Such cooperation shall include, but not be limited to, returning all papers, documents, materials or equipment to the party owning such materials. In the event that this Agreement is terminated by Lincoln Life or any Fund under Section 11.2(b), Lincoln Life and the Funds shall have the right to require Delaware to continue performing all or any part of its responsibilities, duties and obligations under this Agreement until the earlier of (a) 210 days following the date notice of such termination was given, or (b) the date that is 30 days after notice from Lincoln Life or the Funds that Delaware shall cease such performance. For this purpose, (a) the terms of this Agreement (including without limitation the obligation of Lincoln Life and the Funds to pay Delaware's fees under Article 6, and the obligation of Delaware to continue to exercise the standard of care required under Section 7.1 shall remain in effect with respect to the period in which Delaware is obligated to continue such performance, and (b) if any portion of Delaware's responsibilities, duties and obligations during such period are not so extended as required by Lincoln Life, the parties shall mutually agree in good faith on a reduction of fees which reflects the termination of such responsibilities, duties and obligations.

                                   ARTICLE 13
                         REPRESENTATIONS AND WARRANTIES

     Each party represents and warrants to the other parties as follows:

     Section 13.1 ORGANIZATION AND AUTHORITY. Such party is duly organized, validly existing and in good standing as a corporation under the laws of the state indicated on the first page of this Agreement, with the requisite authority and power, in conformity with applicable laws, rules and regulations, to execute and deliver this Agreement and to perform its obligations hereunder. Such party has taken all necessary action to authorize such execution, delivery and performance.

     Section 13.2 NO CONFLICT WITH LAWS. The execution, delivery and performance of this Agreement by such party do not conflict with or violate any laws applicable to such party, any provision of its constituent documents, any order or judgment of any court or governmental agency applicable to it or any of its assets or any contractual restriction binding on it or its assets.

     Section 13.3 OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to the enforcement of creditors' rights generally and subject to principles of equity.

                                   ARTICLE 14
                                 PARENT GUARANTY

     Section 14.1 PARENT GUARANTY. Holdings hereby unconditionally guarantees the full and punctual performance of the covenants, agreements and obligations of Delaware under this Agreement, including but not limited to the payment when due of all amounts that may from time to time be payable by Delaware pursuant to
Section 7.2(b) (the "Guaranteed Obligations").

     Section 14.2 GUARANTY UNCONDITIONAL. The obligations of Holdings hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released or discharged by:

           (a) any extension, settlement, compromise, waiver or release in respect of any obligation of Delaware under this Agreement;

           (b) any modification or amendment of or supplement to this Agreement;

           (c) any change in the corporate existence, structure or ownership of Delaware, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Delaware or its assets; or

           (d) any other act or omission to act or delay of any kind by Delaware, Lincoln Life, any Fund or any other person which would, but for the provisions of this paragraph (d), constitute a legal or equitable discharge of Holding's obligations hereunder;

provided, however, that in the event of any extension, settle-ment, compromise, waiver or release of any obligation of Delaware under this Agreement, or any modification or amendment of or supplement to this Agreement, the guaranty provided for in this Article 14 shall apply to the obligations of Delaware as so extended, settled, compromised, waived, released, modified, amended or supplemented.

     Section 14.3 DISCHARGE ONLY UPON PAYMENT OR PERFORMANCE IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Holding's obligations hereunder shall remain in full force and effect until the Guaranteed Obligations shall have been paid or performed in full. If at any time any payment of Guaranteed Obligations by Delaware under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Delaware or otherwise, Holding's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     Section 14.4 WAIVER BY HOLDINGS. Holdings irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against Delaware or any other person.

     Section 14.5 SUBROGATION. Upon making any payment with respect to Delaware hereunder, Holdings shall be subrogated to the rights of the payee against Delaware with respect to such payment; provided that Holdings shall not enforce payment by way of subrogation until all Guaranteed Obligations have been paid or performed in full.

                                   ARTICLE 15
                               DISPUTE RESOLUTION

     Before commencing litigation of any dispute arising out of or relating to this Agreement, the parties shall attempt in good faith to resolve the dispute by the following means:

     Section 15.1 NEGOTIATION. The parties shall in good faith attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. A party may give the other parties written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of that notice, executives of the affected parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claim as provided in Section 15.2. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least 3 Business Days' notice of that intention and may also be accompanied by an attorney.

     Section 15.2 MEDIATION. If the dispute has not been resolved by negotiation as provided in Section 15.1, the parties shall endeavor for an additional period of 60 days to settle the dispute by mediation under the then-current Center for Public Resources (CPR) Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panel of Neutrals. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

     Section 15.3 CONFIDENTIALITY. All activities under this Article 15 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                                   ARTICLE 16
                                  MISCELLANEOUS

     Section 16.1 AMENDMENT. This Agreement, including any Exhibits or Schedules, may be amended, modified or supplemented only in writing signed by Delaware, Lincoln Life and any Fund affected thereby. This Agreement shall be binding upon all successors, assigns or transferees of the parties to this Agreement.

     Section 16.2 ASSIGNMENT. This Agreement and the rights, duties and obligations of the parties hereto shall not be assignable by any party, except assignment to successors in the case of mergers, sales of all or substantially all of the assets of such party or transfer of ownership by reorganization or similar restructuring to a successor in interest to the business of such party, without the prior written consent of the other parties, and any purported assignment in the absence of such consent shall be void.

     Section 16.3 NOTICES. All notices given or submitted pursuant to this Agreement shall be made in writing and shall be deemed given when (a) deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested; (b) deposited with a nationally recognized overnight mail delivery service; (c) sent by facsimile with electronic confirmation of delivery or with a copy sent by mail as described in (a) or (b) above; or (d) delivered in person; all to the last address of record of each party being notified.

     Any notice under this Agreement to Lincoln Life shall be given to:

           ATTN:           O. Douglas Worthington
                           Vice President and Controller
                           Lincoln National Life Insurance Company
                           1300 South Clinton Street
                           Fort Wayne, IN  46801

           Phone:          (219) 455-3669
           Facsimile:      (219) 455-1939

     Any notice under this Agreement to Delaware or Holdings shall be given to:

           ATTN:           Michael J. Bishof
                           Vice President and Treasurer
                           Delaware Management Company
                           1818 Market Street; 7th Floor
                           Philadelphia, PA  19103

           Phone:          (215) 255-2852
           Facsimile:      (215) 255-1645

           With a copy to:

                           Richard J. Flannery
                           Managing Director, Corporate
                                & Tax Affairs
                           Delaware Management Company
                           2005 Market Street
                           Philadelphia, PA  19103

           Phone:          (215) 255-1244
           Facsimile:      (215) 255-2822

     Any notice under this Agreement to any Fund shall be given to:

           ATTN:           Kelly D. Clevenger
                           Lincoln National Life Insurance Company
                           1300 South Clinton Street
                           Fort Wayne, IN  46801

           Phone:          (219) 455-5119
           Facsimile:      (219) 455-1773

     Any party may, by means of written notice in compliance with this
Section 16.3, change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.

     Section 16.4 SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstances, shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstances, or the validity or enforceability of this Agreement; provided, however, that nothing in this Section 16.4 shall adversely affect the fundamental benefits received by the parties under this Agreement.

     Section 16.5 WAIVER. A waiver by any party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be waiver of any such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder. No waiver of any provision of this Agreement shall be valid unless agreed to in writing by the party or parties against whom such waiver is sought to be enforced.

     Section 16.6 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto relating to the subject matter of this Agreement and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties.

     Section 16.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to the conflict of law provisions thereof.

     Section 16.8 SECTION AND PARAGRAPH HEADINGS. The titles of the sections and paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

     Section 16.9 COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the Agreement as between the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                        LINCOLN LIFE:

                                        LINCOLN NATIONAL LIFE INSURANCE COMPANY



                                        By: /s/ O. Douglas Worthington
                                            --------------------------
                                             O. Douglas Worthington


                                        Title:  Vice President and
                                                   Controller


                                        Date:
                                               --------------------------

                                        HOLDINGS:

                                        DELAWARE MANAGEMENT HOLDINGS, INC.



                                        By: /s/ David K.  Downes
                                            --------------------

                                        Title: Executive Vice President &
                                        Chief Operating Officer


                                        Date: August 15, 1996

                                        DELAWARE:

                                        DELAWARE SERVICE COMPANY, INC.



                                        By: /s/ Michael P.  Bishof
                                            ----------------------

                                        Title: Vice President & Treasurer


                                        Date: August 15, 1996

                                        FUNDS:

                                        LINCOLN NATIONAL AGGRESSIVE GROWTH
                                        FUND, INC.

                                        LINCOLN NATIONAL BOND FUND, INC.

                                        LINCOLN NATIONAL CAPITAL APPRECIATION
                                        FUND, INC.

                                        LINCOLN NATIONAL EQUITY-INCOME
                                        FUND, INC.

                                        LINCOLN NATIONAL GLOBAL ASSET ALLOCATION
                                        FUND, INC.

                                        LINCOLN NATIONAL GROWTH AND INCOME
                                        FUND, INC.

                                        LINCOLN NATIONAL INTERNATIONAL FUND,
                                        INC.

                                        LINCOLN NATIONAL MANAGED FUND, INC.

                                        LINCOLN NATIONAL MONEY MARKET FUND, INC.

                                        LINCOLN NATIONAL SOCIAL AWARENESS FUND,
                                        INC.

                                        LINCOLN NATIONAL SPECIAL OPPORTUNITIES
                                        FUND, INC.



                                        By: /s/ Kelly D.  Clevenger
                                            -----------------------
                                            Kelly D. Clevenger

                                        In his capacity as President of
                                        each of the above-named Funds.

                                                                       EXHIBIT A
                                         ---------------------------------------

                              INVESTMENT COMPANIES

                                    EXHIBIT A

                              INVESTMENT COMPANIES


Lincoln National Aggressive Growth Fund, Inc.
Lincoln National Bond Fund, Inc.
Lincoln National Capital Appreciation Fund, Inc.
Lincoln National Equity-Income Fund, Inc.
Lincoln National Global Asset Allocation Fund, Inc.
Lincoln National Growth and Income Fund, Inc.
Lincoln National International Fund, Inc.
Lincoln National Managed Fund, Inc.
Lincoln National Money Market Fund, Inc.
Lincoln National Social Awareness Fund, Inc.
Lincoln National Special Opportunities Fund, Inc.

                                    EXHIBIT B

                 FORM OF WRITTEN ACKNOWLEDGEMENT OF CUTOVER DATE

                                    EXHIBIT B

                     FORM OF ACKNOWLEDGMENT OF CUTOVER DATE


          This acknowledgement is executed pursuant Section 4.2 of that certain Services Agreement (the "Agreement") dated as of July __, 1996 by and among Delaware Management Holdings, Inc., Delaware Service Company, Inc., Lincoln National Life Insurance Company, Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., and Lincoln National Special Opportunities Fund, Inc. Capitalized terms used herein have the same meaning as in the Agreement.

          Each of the parties signing this acknowledgment below hereby agrees that the Test Period for Phase __ terminated on ________________ __, 1996. The Cutover Date for providing the Accounting Service for Phase __ is
_________________ __, 1996.

                                    LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                    By:
                                         ---------------------------------------

                                    Title:
                                               ---------------------------------

                                    Date:
                                               ---------------------------------

                                    DELAWARE SERVICE COMPANY, INC.


                                    By:
                                         ---------------------------------------

                                    Title:
                                               ---------------------------------

                                    Date:
                                               ---------------------------------

                                             [EACH FUND]


                                    By:
                                         ---------------------------------------

                                    Title:
                                               ---------------------------------

                                    Date:
                                               ---------------------------------

                                SCHEDULE 1.1 (a)

                                CUTOVER SCHEDULE

                                CUTOVER SCHEDULE



PHASE I (8/15/96 SCHEDULED CUTOVER DATE):

The following services will begin at the Cutover Date for Phase I and will subsequently be provided by Delaware for the duration of the Service Agreement. The Funds for which these services will be provided are as follows:

      -      Lincoln National Growth and Income Fund, Inc.
      -      Lincoln National Bond Fund, Inc.
      -      Lincoln National Money Market Fund, Inc.
      -      Lincoln National Managed Fund, Inc.
      -      Lincoln National Social Awareness Fund, Inc.
      -      Lincoln National Special Opportunities Fund, Inc.

DAILY NET ASSET VALUE CALCULATION SERVICES:

      -      Maintain Portfolio History
             -      Record portfolio purchases and sales
             -      Record corporate actions and capital changes
             -      Accrue interest, dividends and expenses
             -      Maintain income history for securities
      -      Determine distributions to shareholders
      -      Record and reconcile shareholder activity
             -      Book subscription, liquidations and dividend reinvestments
             -      Record settlements of shareholder activity
             -      Reconcile fund shares outstanding to transfer agent
      -      Value portfolios (Calculate the NAV for each fund portfolio)
             - Verify Delaware's internal controls - pricing securities and portfolios
      -      Disseminate NAVs and dividends to interested parties (Lincoln Life,
                    ICI, Morningstar, Lipper, etc.) as mutually agreed upon by Lincoln Life & Delaware
      -      Resolve daily pricing &/or custody discrepancies

FINANCIAL REPORTING SERVICES:

      -      Commencing 12/31/96 prepare the following information for use in the semi-annual and annual reports for shareholders:
             - Prepare Statement of Net Assets, Statement of Operations and Changes in Net Assets
             - Work with external auditors on footnotes to the financial statements,
             -      Workpapers for annual audit,

             - Cooperate with external auditors, Lincoln Life Marketing & printer
      - Required ICI reporting as mutually agreed upon by Lincoln Life and Delaware
      -      Prepare Statistical reports as necessary (daily, monthly, quarterly and annual reports for Lipper, Morningstar, and other third party reporting agencies and survey companies) as mutually agreed upon by Lincoln Life and Delaware

PHASE I (8/15/96 SCHEDULED CUTOVER DATE CONTINUED):

      -      Commencing 1/1/97, provide financial information for use in SEC reporting (ie. NSAR, Prospectus, SAI, 24F2s, etc. . .)
      -      Provide financial information to support schedule "D"

OTHER SERVICES:

      -      Calculate monthly SEC yields & fund level performance
      -      Prepare information for tax returns and ancillary schedules and submit to Lincoln Corporate Tax Department:
             -      1120 RIC and any other required forms
             -      Year-end excise tax distributions
             -      Calculate and provide information for Subchapter M &
                    Section 4982 of Internal Revenue Code compliance
      -      Provide tax return workpapers to Lincoln Life for review purposes
      -      Perform the following special tax reporting functions
             - Prepare income by state, exempt income and qualified distributions
      -      Prepare financial information for expense & budget functions
             - Maintain detailed records pertaining to expense accruals and payments
             -      Adjust fund records to reflect accrual adjustments
      -      Prepare reports which are mutually agreed upon by Lincoln Life and
                    Delaware for Board of Director meetings & Senior Management (as they pertain to these 6 Funds)
      -      Cooperate with custodians in all custody relationships
      -      Facilitate security settlements
      -      Perform required foreign security accounting functions
      -      Perform daily cash reconciliations for each Fund provided that the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations
      -      Perform weekly asset reconciliations for each fund providing the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations
      -      Support business relationships with Lincoln business partners (ie.
                    advisors, custodians, banks, third party administrators, etc.)
             -      Provide portfolio holdings and security valuation reports
             - Prepare cash forecasts and reconciliations as mutually agreed upon by Lincoln Life and Delaware
             -      Assist in security settlements
             -      Resolve cash discrepancies
             - Other reasonable requests as mutually agreed upon by Lincoln Life and Delaware
      -      Disseminate reconciliation data to interested parties for daily balancing needs as mutually agreed upon by Lincoln Life and

                    Delaware
      -      Provide process control data as mutually agreed upon by Lincoln
                    Life and Delaware

PHASE I (8/15/96 SCHEDULED CUTOVER DATE CONTINUED):

COMPLIANCE TESTING SERVICES:

      -      Perform the following Registered Investment Company tests as required to maintain the tax qualified status of the Funds and provide schedules of the results. These tests are to be performed regularly as mutually agreed upon by Lincoln Life and Delaware:

             -      Monthly 30% Gross Income Test (according to IRS regulations)
             -      Annual 90% Gross Income Test (according to IRS regulations)
             -      Monthly, prepare the IRS Industry Diversification Test (50%
                    & 25%)
             -      Annual 90% Distribution Test
      -      Provide monthly notification of derivative securities held in each portfolio based upon a definition of "derivative" which is mutually agreed upon by Lincoln Life and Delaware


THE FOLLOWING SERVICES WILL BEGIN AT THE CUTOVER DATE FOR PHASE I AND WILL SUBSEQUENTLY BE PROVIDED BY DELAWARE FOR THE DURATION OF THE SERVICES AGREEMENT, THE SEPARATE ACCOUNT SUB-ACCOUNTS FOR WHICH THESE SERVICES WILL BE PROVIDED ARE AS FOLLOWS:

-      Separate Account C LN Growth & Income Fund
-      Separate Account C LN Bond Fund
-      Separate Account C LN Social Awareness Fund
-      Separate Account C LN Special Opportunities Fund
-      Separate Account C LN Managed Fund
-      Separate Account C LN Money Market Fund
-      Separate Account C LN Global Asset Allocation Fund
-      Separate Account C LN International Fund
-      Separate Account C LN Aggressive Growth Fund
-      Separate Account C LN Capital Appreciation Fund

-      Separate Account C LN Equity Income Fund
-      Separate Account C LN Delaware Equity Income Fund
-      Separate Account C LN Delaware Emerging Growth Fund
-      Separate Account C LN Delaware Global Bond Fund

-      Separate Account K LN Growth & Income Fund
-      Separate Account K LN Bond Fund
-      Separate Account K LN Social Awareness Fund
-      Separate Account K LN Special Opportunities Fund
-      Separate Account K LN Managed Fund

-      Separate Account K LN Money Market Fund
-      Separate Account K LN Global Asset Allocation Fund
-      Separate Account K LN International Fund
-      Separate Account K LN Aggressive Growth Fund
-      Separate Account K LN Capital Appreciation Fund
-      Separate Account K LN Equity Income Fund
-      Separate Account K LN Delaware Equity Income Fund
-      Separate Account K LN Delaware Emerging Growth Fund
-      Separate Account K LN Delaware Global Bond Fund

PHASE I (8/15/96 SCHEDULED CUTOVER DATE CONTINUED):


-      Separate Account D LN Growth & Income Fund
-      Separate Account D LN Bond Fund
-      Separate Account D LN Special Opportunities Fund
-      Separate Account D LN Managed Fund
-      Separate Account D LN Money Market Fund

-
-      Separate Account G LN Growth & Income Fund
-      Separate Account G LN Special Opportunities Fund

-      Separate Account 60 Global Bond Fund Net 1 UV
-      Separate Account 60 Global Bond Fund Net 2 UV
-      Separate Account 60 Global Bond Fund Net 3 UV
-      Separate Account 60 Global Bond Fund Gross 1 UV
-      Separate Account 60 Global Bond Fund Gross 2 UV

-      Separate Account 61 Decatur Total Return Fund Net 1 UV
-      Separate Account 61 Decatur Total Return Fund Net 2 UV
-      Separate Account 61 Decatur Total Return Fund Net 3 UV
-      Separate Account 61 Decatur Total Return Fund Gross 1 UV
-      Separate Account 61 Decatur Total Return Fund Gross 2 UV


DAILY UNIT VALUE CALCULATIONS:

      -      Maintain Portfolio History
             -      Accrue dividends and expenses to each Sub-Account
             -      Maintain gain/loss history for each Sub-Account
             -      Maintain record of holdings for each Sub-Account
      -      Record and reconcile shareholder activity
             - Book subscription, liquidations and dividend reinvestments to each Sub-Account
             -      Record settlements of shareholder activity
             - Reconcile Sub-Account units outstanding to Lincoln Life administrative systems
             - Establish controls for daily pricing of units outstanding of each Sub-Account
      -      Calculate the Unit Value for each Lincoln Life Separate Account
                    Sub-Account.
      -      Disseminate daily Unit Values to interested parties (ie. Lipper,
                    Morningstar, etc. . .) as mutually agreed upon by Lincoln Life and Delaware
      -      Resolve daily pricing and/or custody discrepancies

      -      Accept NAVs from State Street Bank for purposes of calculating unit values of pertinent Separate Account Sub-Accounts


FINANCIAL REPORTING:

      -      Provide Lincoln Life with an automated transmission of Separate
                    Account Sub-Account financial data into the Lincoln Life General Ledger.
      -      Provide other ancillary schedules as mutually agreed upon by
                    Lincoln Life and Delaware

PHASE I (8/15/96 SCHEDULED CUTOVER DATE CONTINUED):

OTHER SERVICES:

      -      Support business relationships with Lincoln business partners (ie.
                    advisors, custodians, banks, Third Party Administrators, etc. . .)
             -      Provide portfolio holdings and security valuation reports
             - Prepare cash forecasts and reconciliations as mutually agreed upon by Lincoln Life and Delaware
             -      Assist in security settlements
             -      Resolve cash discrepancies
             - Other reasonable requests as mutually agreed upon by Lincoln Life and Delaware
      -      Provide financial information to support schedule "D"
      -      Disseminate reconciliation data to interested parties for daily balancing needs as mutually agreed upon by Lincoln Life and Delaware
      -      Provide process control data as mutually agreed upon by Lincoln
                    Life and Delaware
      -      Perform daily cash reconciliations for each Separate Account
                    (provided that the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations)
      -      Perform weekly asset reconciliations for each Separate Account provided that the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations


PHASE II (10/31/96 SCHEDULED CUTOVER DATE):

THE FOLLOWING SERVICES WILL BEGIN IN THIS CUTOVER DATE FOR PHASE II AND WILL SUBSEQUENTLY BE PROVIDED BY DELAWARE FOR THE DURATION OF THE SERVICES AGREEMENT. THE SEPARATE ACCOUNTS FOR WHICH THESE SERVICES WILL BE PROVIDED ARE A, 3, 11, 12, 14, 17, 20, 21, 22, 23, 24, 25, 26, 27, 28, 30, 32:


DAILY UNIT VALUE CALCULATION SERVICES:

      -      Maintain Portfolio History
             -      Record portfolio purchases and sales
             -      Record corporate actions and capital changes
             -      Accrue interest, dividends and expenses
             -      Maintain income history for securities
      -      Record and reconcile shareholder activity
             -      Book subscription, liquidations and dividend reinvestments

             -      Record settlements of shareholder activity
             -      Reconcile fund shares outstanding to transfer agent
      -      Value portfolios (Calculate the Unit Value for each Separate
                    Account portfolio)
             - Verify Delaware's internal controls - pricing securities and portfolios

PHASE II (10/31/96 SCHEDULED CUTOVER DATE CONTINUED):

      -      Disseminate Unit Values to interested parties (Lincoln Life, etc. . .) as mutually agreed upon by Lincoln Life and Delaware
      -      Resolve daily pricing &/or custody discrepancies


FINANCIAL REPORTING SERVICES:

      -      Coordinate audit activities with external auditors
      -      Prepare statistical reports as mutually agreed upon by Lincoln Life and Delaware
      -      Provide Lincoln with additional financial data as mutually agreed upon by Lincoln Life and Delaware
      -      Provide Lincoln Life with an automated general ledger feed of pertinent financial information (ie. revenue, cash flow, etc. . . )


OTHER SERVICES:

      -      Cooperate with custodians in all custody relationships
      -      Facilitate security settlements
      -      Perform required foreign security accounting functions
      -      Perform daily cash reconciliations for each Separate Account provided that the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations
      -      Perform weekly cash reconciliations for each Separate Account provided that the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations
      -      Support business relationships with Lincoln business partners (ie.
                    advisors, custodians, banks, third party administrators, etc. . .)
             -      Provide portfolio holdings and security valuation reports
             - Prepare cash forecasts and reconciliations as mutually agreed upon by Lincoln Life and Delaware
             -      Assist in security settlements
             -      Resolve cash discrepancies
             - Other reasonable requests as mutually agreed upon by Lincoln Life and Delaware
      -      Provide financial information to support schedule "D"
      -      Disseminate reconciliation data to interested parties for daily balancing needs as mutually agreed upon by Lincoln Life and Delaware
      -      Provide process control data as mutually agreed upon by Lincoln

                    Life and Delaware


COMPLIANCE TESTING SERVICES:

      -      Provide monthly notification of derivative securities held in each portfolio based upon a definition of "derivative" which is mutually agreed upon by Lincoln Life and Delaware

PHASE II (10/31/96 SCHEDULED CUTOVER DATE CONTINUED):

THE FOLLOWING SERVICES WILL BEGIN AT THE CUTOVER DATE FOR PHASE II AND WILL SUBSEQUENTLY BE PROVIDED BY DELAWARE FOR THE DURATION OF THE SERVICES AGREEMENT. THE SEPARATE ACCOUNT SUB-ACCOUNTS FOR WHICH THESE SERVICES WILL BE PROVIDED ARE AS FOLLOWS:

             -      Separate Account A Traditional Annuities Gross 1 UV
             -      Separate Account A Traditional Annuities Terminal Funding UV

             -      Separate Account 3 Core Equity Fund Gross 1 UV

             -      Separate Account 11 Core Equity Account Net 1 UV
             -      Separate Account 11 Core Equity Account Net 2 UV
             -      Separate Account 11 Core Equity Account Net 3 UV
             -      Separate Account 11 Core Equity Account Gross 1 UV
             -      Separate Account 11 Core Equity Account Gross 2 UV
             -      Separate Account 11 Core Equity Account Balanced UV

             -      Separate Account 12 Govt. Corp Bond Account Net 1 UV
             -      Separate Account 12 Govt. Corp Bond Account Net 2 UV
             -      Separate Account 12 Govt. Corp Bond Account Net 3 UV
             -      Separate Account 12 Govt. Corp Bond Account Gross 1 UV
             -      Separate Account 12 Govt. Corp Bond Account Gross 2 UV
             -      Separate Account 12 Govt. Corp Bond Account Balanced UV

             -      Separate Account 14 Short Term Account Net 1 UV
             -      Separate Account 14 Short Term Account Net 2 UV
             -      Separate Account 14 Short Term Account Net 3 UV
             -      Separate Account 14 Short Term Account Gross 1 UV
             -      Separate Account 14 Short Term Account Gross 2 UV
             -      Separate Account 14 Short Term Account Balanced UV

             -      Separate Account 17 Medium Cap. Equity Account Net 1 UV
             -      Separate Account 17 Medium Cap. Equity Account Net 2 UV
             -      Separate Account 17 Medium Cap. Equity Account Net 3 UV
             -      Separate Account 17 Medium Cap. Equity Account Gross 1 UV
             -      Separate Account 17 Medium Cap. Equity Account Gross 2 UV
             -      Separate Account 17 Medium Cap. Equity Account Balanced UV

             -      Separate Account 20 High Yield Bond Account Net 1 UV
             -      Separate Account 20 High Yield Bond Account Net 2 UV
             -      Separate Account 20 High Yield Bond Account Net 3 UV
             -      Separate Account 20 High Yield Bond Account Gross 1 UV
             -      Separate Account 20 High Yield Bond Account Gross 2 UV
             -      Separate Account 20 High Yield Bond Account Balanced UV

             -      Separate Account 21 Balanced Account Net 1 UV

             -      Separate Account 21 Balanced Account Net 2 UV
             -      Separate Account 21 Balanced Account Net 3 UV
             -      Separate Account 21 Balanced Account Gross 1 UV
             -      Separate Account 21 Balanced Account Gross 2 UV

             PHASE II (10/31/96 SCHEDULED CUTOVER DATE CONTINUED):

             -      Separate Account 22 International Account Net 1 UV
             -      Separate Account 22 International Account Net 2 UV
             -      Separate Account 22 International Account Net 3 UV
             -      Separate Account 22 International Account Gross 1 UV

             -      Separate Account 22 International Account Gross 2 UV
             -      Separate Account 22 International Account Balanced UV

             -      Separate Account 23 Large Cap. Equity Account Net 1 UV
             -      Separate Account 23 Large Cap. Equity Account Net 2 UV
             -      Separate Account 23 Large Cap. Equity Account Net 3 UV
             -      Separate Account 23 Large Cap. Equity Account Gross 1 UV
             -      Separate Account 23 Large Cap. Equity Account Gross 2 UV
             -      Separate Account 23 Large Cap. Equity Account Balanced UV

             -      Separate Account 24 Small Cap. Equity Account Net 1 UV
             -      Separate Account 24 Small Cap. Equity Account Net 2 UV
             -      Separate Account 24 Small Cap. Equity Account Net 3 UV
             -      Separate Account 24 Small Cap. Equity Account Gross 1 UV
             -      Separate Account 24 Small Cap. Equity Account Gross 2 UV
             -      Separate Account 24 Small Cap. Equity Account Balanced UV

             -      Separate Account 25 Long Term Bond Gross 1G UV

             -      Separate Account 26 Govt. Bond Account Net 1 UV
             -      Separate Account 26 Govt. Bond Account Net 2 UV
             -      Separate Account 26 Govt. Bond Account Net 3 UV
             -      Separate Account 26 Govt. Bond Account Gross 1 UV
             -      Separate Account 26 Govt. Bond Account Gross 2 UV

             -      Separate Account 27 Stable Value Account Net 2 UV
             -      Separate Account 27 Stable Value Account Net 3 UV
             -      Separate Account 27 Stable Value Account Gross 2 UV

             -      Separate Account 28 Value Equity Account Net 1 UV
             -      Separate Account 28 Value Equity Account Net 2 UV
             -      Separate Account 28 Value Equity Account Net 3 UV
             -      Separate Account 28 Value Equity Account Gross 1 UV
             -      Separate Account 28 Value Equity Account Gross 2 UV
             -      Separate Account 28 Value Equity Account Balanced UV

             -      Separate Account 30 Conservative Balanced Account Net 1 UV
             -      Separate Account 30 Conservative Balanced Account Net 2 UV
             -      Separate Account 30 Conservative Balanced Account Net 3 UV

             -      Separate Account 30 Conservative Balanced Account Gross 1 UV
             -      Separate Account 30 Conservative Balanced Account Gross 2 UV

             -      Separate Account 32 Aggressive Balanced Account Net 1 UV
             -      Separate Account 32 Aggressive Balanced Account Net 2 UV
             -      Separate Account 32 Aggressive Balanced Account Net 3 UV
             -      Separate Account 32 Aggressive Balanced Account Gross 1 UV
             -      Separate Account 32 Aggressive Balanced Account Gross 2 UV

             PHASE II (10/31/96 SCHEDULED CUTOVER DATE CONTINUED):


             -      Separate Account 41 Fidelity Asset Manager Net 2 UV
             -      Separate Account 41 Fidelity Asset Manager Net 3 UV
             -      Separate Account 41 Fidelity Asset Manager Gross 2 UV

             -      Separate Account 42 Janus Capital Appreciation Net 2 UV
             -      Separate Account 42 Janus Capital Appreciation Net 3 UV
             -      Separate Account 42 Janus Capital Appreciation Gross 2 UV

             -      Separate Account 43 Fidelity Contra Net 2 UV
             -      Separate Account 43 Fidelity Contra Net 3 UV
             -      Separate Account 43 Fidelity Contra Gross 2 UV

             -      Separate Account 44 Strong Discovery Net 2 UV
             -      Separate Account 44 Strong Discovery Net 3 UV
             -      Separate Account 44 Strong Discovery Gross 2 UV

             -      Separate Account 45 T-Rowe Price International Net 2 UV
             -      Separate Account 45 T-Rowe Price International Net 3 UV
             -      Separate Account 45 T-Rowe Price International Gross 2 UV

             -      Separate Account F AVIS Cash Management Fund
             -      Separate Account F AVIS Growth Series Fund
             -      Separate Account F AVIS Growth Income Fund
             -      Separate Account F AVIS High Yield Bond Fund

             -      Separate Account F AVIS Govt. AAA Securities Fund
             -      Separate Account F AVIS International Fund
             -      Separate Account F AVIS Asset Allocation Fund
             -      Separate Account F AVIS Bond Fund

             -      Separate Account J AVIS Cash Management Fund
             -      Separate Account J AVIS Growth Series Fund
             -      Separate Account J AVIS Growth Income Fund
             -      Separate Account J AVIS High Yield Bond Fund
             -      Separate Account J AVIS Govt. AAA Securities Fund
             -      Separate Account J AVIS International Fund
             -      Separate Account J AVIS Asset Allocation Fund
             -      Separate Account J AVIS Bond Fund

             -      Separate Account G AVIS Cash Management Fund
             -      Separate Account G AVIS Growth Series Fund
             -      Separate Account G AVIS Growth Income Fund
             -      Separate Account G AVIS High Yield Bond Fund
             -      Separate Account G AVIS Govt. AAA Securities Fund
             -      Separate Account G AVIS International Fund
             -      Separate Account G AVIS Asset Allocation Fund
             -      Separate Account G AVIS Bond Fund

             PHASE II (10/31/96 SCHEDULED CUTOVER DATE CONTINUED):

             -      Separate Account E AVIS Cash Management Fund
             -      Separate Account E AVIS Growth Series Fund
             -      Separate Account E AVIS Growth Income Fund
             -      Separate Account E AVIS High Yield Bond Fund
             -      Separate Account E AVIS Govt. AAA Securities Fund
             -      Separate Account E AVIS International Fund
             -      Separate Account E AVIS Asset Allocation Fund
             -      Separate Account E AVIS Bond Fund

             -      Separate Account H AVIS Cash Management Fund
             -      Separate Account H AVIS Growth Series Fund
             -      Separate Account H AVIS Growth Income Fund
             -      Separate Account H AVIS High Yield Bond Fund
             -      Separate Account H AVIS Govt. AAA Securities Fund
             -      Separate Account H AVIS International Fund
             -      Separate Account H AVIS Asset Allocation Fund
             -      Separate Account H AVIS Bond Fund

             -      Separate Account 50 AVIS Cash Management Fund
             -      Separate Account 50 AVIS Growth Series Fund
             -      Separate Account 50 AVIS Growth Income Fund
             -      Separate Account 50 AVIS High Yield Bond Fund
             -      Separate Account 50 AVIS Govt. AAA Securities Fund
             -      Separate Account 50 AVIS International Fund
             -      Separate Account 50 AVIS Asset Allocation Fund
             -      Separate Account 50 AVIS Bond Fund

             -      Separate Account 51 AVIS Cash Management Fund
             -      Separate Account 51 AVIS Growth Series Fund
             -      Separate Account 51 AVIS Growth Income Fund
             -      Separate Account 51 AVIS High Yield Bond Fund
             -      Separate Account 51 AVIS Govt. AAA Securities Fund
             -      Separate Account 51 AVIS International Fund
             -      Separate Account 51 AVIS Asset Allocation Fund
             -      Separate Account 51 AVIS Bond Fund

             -      Separate Account 52 AVIS Cash Management Fund
             -      Separate Account 52 AVIS Growth Series Fund
             -      Separate Account 52 AVIS Growth Income Fund
             -      Separate Account 52 AVIS High Yield Bond Fund
             -      Separate Account 52 AVIS Govt. AAA Securities Fund
             -      Separate Account 52 AVIS International Fund
             -      Separate Account 52 AVIS Asset Allocation Fund
             -      Separate Account 52 AVIS Bond Fund

             DAILY UNIT VALUE CALCULATIONS:

                    -      Maintain Portfolio History
             -      Accrue dividends and expenses to each Sub-Account
             -      Maintain gain/loss history for each Sub-Account
             - Maintain record of holdings for each Sub-Account PHASE II (10/31/96 SCHEDULED CUTOVER DATE CONTINUED):

                    -      Record and reconcile shareholder activity
             -      Book subscription, liquidations and dividend reinvestments to each Sub-Account
             -      Record settlements of shareholder activity
             -      Reconcile Sub-Account units outstanding to Lincoln Life
                           administrative systems
             -      Establish controls for daily pricing of units outstanding
                           of each Sub-Account
                    - Calculate the Unit Value for each Lincoln National Separate Account Sub-Account.
                    - Disseminate daily Unit Values to interested parties (ie. Lipper, Morningstar, etc. . .) as mutually agreed upon by Lincoln Life and Delaware
                    -      Resolve daily pricing and/or custody discrepancies
                    - Accept NAVs from applicable managers, advisors and subadvisors for purposes of calculating Unit Values of pertinent Separate Account Sub-Accounts


             FINANCIAL REPORTING:

                    - Provide Lincoln with an automated transmission of Separate Account Sub-Account financial data into the Lincoln Life General Ledger.
                    - Provide other ancillary schedules as mutually agreed upon by Lincoln Life and Delaware


             OTHER SERVICES:

                    - Support business relationships with Lincoln business partners (ie. advisors, custodians, banks, third party administrators, etc. . .)
             -      Provide portfolio holdings and security valuation reports
             -      Prepare cash forecasts and reconciliations as mutually
                           agreed upon by Lincoln Life and Delaware
             -      Assist in security settlements
             -      Resolve cash discrepancies
             -      Other reasonable requests as mutually agreed upon by Lincoln
                           Life and Delaware
                    -      Provide financial information to support schedule "D"
                    - Disseminate reconciliation data to interested parties for daily balancing needs as mutually agreed upon by Lincoln Life and Delaware
                    - Provide process control data as a mutually agreed upon by Lincoln Life and Delaware
                    - Perform daily cash reconciliations for each Separate Account provided that the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations
                    - Perform weekly asset reconciliations for each Separate Account provided that the bank(s) &/or mutual fund complex(s) send the necessary information to perform such reconciliations

             PHASE III (1/1/97 SCHEDULED CUTOVER DATE):

             THE FOLLOWING SERVICES WILL BEGIN AT THIS CUTOVER DATE FOR PHASE III AND WILL SUBSEQUENTLY BE PROVIDED BY DELAWARE FOR THE DURATION OF THE SERVICES AGREEMENT. THE FUNDS FOR WHICH THESE SERVICES WILL BE PROVIDED ARE AS FOLLOWS:

             -      Lincoln National Global Asset Allocation Fund Inc.,
             -      Lincoln National International Fund Inc.,
             -      Lincoln National Capital Appreciation Fund Inc.,
             -      Lincoln National Equity Income Fund Inc.,
             -      Lincoln National Aggressive Growth Fund Inc.


             DAILY NET ASSET VALUE CALCULATION SERVICES:

                    -      Maintain Portfolio History
             -      Record portfolio purchases and sales
             -      Record corporate actions and capital changes
             -      Accrue interest, dividends and expenses
             -      Maintain income history for securities
                    -      Determine distributions to shareholders
                    -      Record and reconcile shareholder activity
             -      Book subscription, liquidations and dividend reinvestments
             -      Record settlements of shareholder activity
             -      Reconcile fund shares outstanding to transfer agent
                    - Value portfolios (Calculate the NAV for each Fund portfolio)
             -      Verify Delaware's internal controls - pricing securities and portfolios
                    - Disseminate NAVs and dividends to interested parties (Lincoln Life, ICI, Morningstar, Lipper, etc.) as mutually agreed upon by Lincoln Life & Delaware
                    -      Resolve daily pricing &/or custody discrepancies


             FINANCIAL REPORTING SERVICES:

                    - Commencing 6/30/97, prepare the following information for use in the semi-annual and annual reports for shareholders:
             -      Prepare Statement of Net Assets, Statement of Operations
                           and Changes in Net Assets
             -      Work with external auditors on footnotes to the financial
                           statements,
             -      Workpapers for annual audit,
             -      Cooperate with external auditors, Lincoln Life Marketing &
                           printer
                    - Required ICI reporting as mutually agreed upon by Lincoln Life and Delaware
                    - Prepare Statistical reports as necessary (daily, monthly, quarterly and annual reports for Lipper, Morningstar, and other third party reporting agencies and survey companies) as mutually agreed upon by Lincoln Life and Delaware
                    - Commencing 1/1/97, provide financial information for use in SEC reporting (ie. NSAR, Prospectus, SAI, 24F2s, etc. . .)
                    -      Provide financial information to support schedule "D"

             PHASE III (1/1/97 SCHEDULED CUTOVER DATE CONTINUED):

             OTHER SERVICES:

                    -      Calculate monthly SEC yields & fund level performance
                    - Prepare information for tax returns and ancillary schedules and submit to Corporate Tax Department:
             -      1120 RIC and any other required forms
             -      Year-end excise tax distributions
             -      Calculate and provide information for Subchapter M &
                           Section 4982 of Internal Revenue Code compliance
                    - Provide tax return workpapers to Lincoln Life for review purposes
                    -      Perform the following special tax reporting functions
             -      Prepare income by state, exempt income and qualified
                           distributions
                    - Prepare financial information for expense & budget functions
             -      Maintain detailed records pertaining to expense accruals and payments
             -      Adjust fund records to reflect accrual adjustment
                    - Prepare reports which are mutually agreed upon by Lincoln Life and Delaware for Board of Director meetings & Senior Management (as they pertain to these 5 Funds)
                    - Cooperate with custodians in all custody relationships
                    -      Facilitate security settlements
                    - Perform required foreign security accounting functions
                    - Perform daily cash reconciliations for each Fund provided that the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations
                    - Perform weekly asset reconciliations for each fund providing the bank(s) &/or third party mutual fund complex(s) send the necessary information to perform such reconciliations
                    - Support business relationships with Lincoln business partners (ie. advisors, custodians, banks, third part administrators, etc. .)
             -      Provide portfolio holdings and security valuation reports
             -      Prepare cash forecasts and reconciliations as mutually
                           agreed upon by Lincoln Life and Delaware
             -      Assist in security settlements
             -      Resolve cash discrepancies
             -      Other reasonable requests as mutually agreed upon by Lincoln
                           Life and Delaware
                    - Disseminate reconciliation data to interested parties for daily balancing needs as mutually agreed upon by Lincoln Life and Delaware
                    - Provide process control data as mutually agreed upon by Lincoln Life and Delaware

             PHASE III (1/1/97 SCHEDULED CUTOVER DATE CONTINUED):

             COMPLIANCE TESTING SERVICES:

                    - Perform the following Registered Investment Company tests as required to maintain the tax qualified status of the funds and provide schedules of the results. These test will be performed regularly as mutually agreed upon by Lincoln Life and Delaware.
             -      Monthly 30% Gross Income Test (according to IRS regulations)
             -      Annual 90% Gross Income Test (according to IRS regulations)
             -      Monthly, prepare the IRS Industry Diversification Test
                           (50% & 25%)
             -      Annual 90% Distribution Test
                    - Provide monthly notification of derivative securities held in each portfolio based upon a definition of "derivative" which is mutually agreed upon by Lincoln Life and Delaware




             NOTE: DELAWARE WILL NOT PROVIDE LEGAL ASSISTANCE, COMPLIANCE MONITORING OR TAX WORK OTHER THAN WHAT IS SPECIFIED ABOVE. DELAWARE WILL NOT SIGN THE TAX RETURNS.

                                  SCHEDULE 2.1

                        PROCEDURES FOR CORRECTING ERRORS

         The following charts set forth certain procedures to be followed in the event of errors in the calculation of the Net Asset Values and Unit Values. There are two separate charts: Chart I outlines the procedures to be followed in the event that the error is greater than, or equal to, .5% of the Fund's Net Asset Value or Separate Account's Unit Value; Chart II outlines the procedure in the event that the error is less than .5%. Each of the Charts assumes that the error in the Unit Value or Net Asset Value is at least $.01. If the error is less than $.01, no action will be taken.

         The procedures set forth in these Charts are designed to be consistent with informal positions taken by the Securities and Exchange Commission (the "SEC") with respect to errors in the calculation of net asset values or unit values. The parties to the Services Agreement shall negotiate in good faith to amend this Schedule 2.1 as appropriate in the event that (a) the SEC modifies, amends or supplements such positions, or issues any other regulatory guidance with respect to net asset values, unit values, or both, or (b) a Unit Value changes to a degree that alternative error correction procedures should be considered.

                                     CHART I

                       ERROR GREATER THAN OR EQUAL TO .5%

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                                                     Net Asset Value                          Net Asset Value
                                                           or                                        or
         Type of Transaction                     Unit Value Understated                    Unit Value Overstated
--------------------------------------------------------------------------------------------------------------------------
                                         Make Fund or Separate
Subscription                             Account Whole (1)                        Reprocess (2)
--------------------------------------------------------------------------------------------------------------------------

                                                                                  Make Fund or Separate
Redemption                               Reprocess (3)                            Account Whole (1)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------



---------------------------
  (1) Alternatively, at Lincoln Life's or the relevant Fund's discretion, all shareholder transactions can be reprocessed. At the Fund level, the shareholder would be the Lincoln Life Separate Account. At the Separate Account level, the shareholder would be the Contractowner.

  (2) Reprocessing would occur for all transactions where the shareholder effect is greater than $10.00.

  (3) Reprocessing would occur for all transactions where the shareholder effect is greater than $10.00. Lincoln Life or the relevant Fund, at its respective discretion, would reimburse the shareholder.

                                    CHART II

                               ERROR LESS THAN .5%

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                                                       Net Asset Value                             Net Asset Value
                                                              or                                         or
          Type of Transaction                       Unit Value Understated                      Unit Value Overstated
--------------------------------------------------------------------------------------------------------------------------
                                          Make Fund or Separate
Subscription                              Account Whole (1)                           No Action (2)
--------------------------------------------------------------------------------------------------------------------------

                                                                                      Make Fund or Separate
Redemption                                No Action (3)                               Account Whole (1)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------



---------------------------

  (1) Alternatively, at Lincoln Life's or the relevant Fund's discretion, the shareholder transactions can be reprocessed. At the Fund level, the shareholder would be the Lincoln Life Separate Account. At the Separate Account level, the shareholder would be the Contractowner.

  (2) Alternatively, Lincoln Life or the relevant Fund could determine to reprocess the transactions.

  (3) Alternatively, Lincoln Life or the relevant Fund could determine to reprocess transactions and reimburse the shareholders.

                                  SCHEDULE 3.1

                          DATA PROVIDED BY LINCOLN LIFE

                          DATA PROVIDED BY LINCOLN LIFE



THE FOLLOWING INFORMATION REPRESENTS DATA WHICH WILL BE PROVIDED BY LINCOLN LIFE TO DELAWARE FOR THE PURPOSE OF ENABLEING DELAWARE TO PERFORM THE ACCOUNTING SERVICES PURSUANT TO THE SERIVCES AGREEMENT.

1)     BY 9:00 AM NEW YORK TIME EACH BUSINESS DAY, LINCOLN LIFE WILL PROVIDE
             DELAWARE WITH TRADE ACTIVITY (BY SUB-ACCOUNT - E.G. SEPARATE ACCOUNT C GROWTH FUND TRADES) FOR THE PURPOSE OF ADDING THIS INFORMATION TO THE OUTSTANDING ASSETS OF EACH SUB-ACCOUNT.
             THIS DAILY TRADE ACTIVITY WILL INCLUDE A NET PURCHASE OR REDEMPTION AMOUNT BY SUB-ACCOUNT, THE NET NUMBER OF UNITS PURCHASED BY SUB-ACCOUNT BY LINCOLN LIFE CLIENTS THE PRECEDING BUSINESS DAY OR DAYS AND FUND SHARE PURCHASES AND SALES IN DOLLARS AND SHARE AMOUNTS.

2.     BY 9:00 AM NEW YORK TIME EACH BUSINESS DAY, LINCOLN LIFE WILL PROVIDE
             DELAWARE WITH THE NUMBER OF OUTSTANDING UNITS WITHIN EACH SUB-ACCOUNT FOR PURPOSES OF BALANCING TO THE NUMBER OF UNITS USED IN THE DAILY UNIT VALUE CALCULATION AND THE NUMBER OF OUTSTANDING SHARES WITHIN EACH FUND.


NOTE: IN THE EVENT THAT LINCOLN LIFE IDENTIFIES ERRONEOUS DATA IN THEIR DAILY TRANSMISSION OF TRADE ACTIVITY WHILE PERFORMING THEIR BALANCING ROUTINE SUBSEQUENT TO THE TRANSMISSION, LINCOLN LIFE WILL INFORM DELAWARE OF THE ERRONEOUS INFORMATION VIA TELEPHONE.

                                  SCHEDULE 3.2

                            UNAFFILIATED MUTUAL FUNDS

                                       AND

                                SERVICE PROVIDERS

        DATA PROVIDED BY UNAFFILIATED MUTUAL FUNDS AND SERVICE PROVIDERS



The following information represents data which will be provided by third parties to Delaware pursuant to section 3.2 of the Services Agreement.

1)     Each evening of a business day, all applicable Fund managers, advisors and subadvisors will provide to Delaware (via fax), the daily net asset values of such funds no later than 6:00 pm New York Time. (See note below)


2)     Each evening of a business day, Delaware will obtain the daily New Asset
             Values of such of its own funds as are underlying investments in Lincoln Life's Separate Accounts in a timely fashion to meet Lincoln Life's delivery timeliness specified in this Services Agreement.


3)     Delaware will accept data from and work with Lincoln Life business partners in relationship accepted in the industry as a normal working relationship. These types of relationships would include cooperating with custodians, portfolio managers, etc. for the purpose of conducting daily business transactions.



Note: In the event that Delaware does not receive timely NAVs or trade information from Fund managers, advisors or subadvisors which causes Delaware to be incapable of calculating a Unit Value using mutually agreed upon processing procedures, or causes Delaware to estimate a Unit Value, then Delaware and Lincoln Life must mutually agree upon the processing activities to take place on that particular valuation date.

                                  SCHEDULE 6.1

                                  FEE SCHEDULE

                              SERVICES FEE SCHEDULE



THE FOLLOWING SCHEDULE OUTLINES THE FEES CHARGED TO THE VARIOUS FUNDS AND SEPARATE ACCOUNTS FOR SERVICES RENDERED BY DELAWARE PURSUANT TO THE SERVICES AGREEMENT AND THE ACCOMPANYING CUTOVER SCHEDULE. FOLLOWING THE FEE SCHEDULE AT THE TOP OF EACH OF THE FOLLOWING PAGES THERE WILL BE AN ILLUSTRATION OF HOW THE FEES ARE TO BE APPLIED TO EACH OF THE FUNDS AND SEPARATE ACCOUNTS. THE ACCOUNT ASSET BASE TO WHICH THE FEES ARE APPLIED WILL CHANGE FROM DAY TO DAY, THUS THE ASSET FEES WILL BE CALCULATED USING DAILY AVERAGE NET ASSETS AND PRORATED MONTHLY (THE FOREGOING DOES NOT APPLY, HOWEVER, TO "FUND OF FUNDS" FEES, WHICH ARE NOT ASSET-BASED).

                      LINCOLN LIFE MULTI-FUNDS MUTUAL FUNDS

               Mutual Fund             FIRST CLASS OF        EACH ADD       100MM TO      > 500MM &       > 750 MM &     > 1 BILLION
                Schedule               SHARE  MINIMUM        SH CLASS        500 MM        < 750MM       < 1 BILLION
(EF)       EQUITY FUND                        65,000.00       2,200.00       0.0375%        0.035%           0.030%         0.020%

(FX)       FIXED INCOME FUND                  65,000.00       2,200.00       0.0375%        0.035%           0.030%         0.020%

(IF)       INTERNATIONAL FUND                 87,000.00       2,200.00       0.0600%        0.060%           0.060%         0.050%

(MM)       MONEY MARKET FUND                  65,000.00       2,200.00       0.0375%        0.035%           0.030%         0.020%


                                             Fund           Asset Based     Per Class      Total          Basis Point
                                            Assets              Fee            Fee          Fee             Effect
(EQ) -     Aggressive Growth               $154,616,934         85,481             0       $85,481          0.0553%

(FX)       Bond Fund                       $266,680,575        127,505             0       127,505          0.0478%

(EQ) -     Capital Appreciation            $151,716,031         84,394             0        84,394          0.0556%

(EQ) -     Equity Income                   $281,782,031        133,168             0       133,168          0.0473%

(EQ)       Growth Fund                   $2,021,137,764        581,728             0       581,728          0.0288%

(IF) -     International Fund              $374,321,155        251,593             0       251,593          0.0672%

(EQ)       Managed Fund                    $627,188,004        259,516             0       259,516          0.0414%

(MM)       Money Market                     $80,389,568         65,000             0        65,000          0.0809%

(IF) -     Global Asset Allocation         $265,441,845        186,265             0       186,265          0.0702%

(EQ)       Social Awareness Fund           $345,607,966        157,103             0       157,103          0.0455%


                                     - 33 -

(EQ)       Special Opportunities           $542,260,936        229,791             0       229,791          0.0424%

                        Total Funds      $5,111,142,809     $2,161,544            $0    $2,161,544          0.0423%

                 LINCOLN LIFE NUMBERED SEPARATE ACCOUNT SCHEDULE

           Separate Account            FIRST CLASS OF        EACH ADD       100MM TO      > 500MM &       > 750 MM &     > 1 BILLION
           Schedule                    SHARE  MINIMUM        SH CLASS        500 MM        < 750MM       < 1 BILLION
(EF)       EQUITY FUND                        33,000.00       2,200.00       0.0175%       0.0150%          0.0125%          0.0100%

(FX)       FIXED INCOME FUND                  33,000.00       2,200.00       0.0175%       0.0150%          0.0125%          0.0100%

(IF)       INTERNATIONAL FUND                 33,000.00       2,200.00       0.0475%       0.0450%          0.0400%          0.0350%

(MM)       MONEY MARKET FUND                  33,000.00       2,200.00       0.0125%       0.0125%          0.0125%          0.0100%

(FOF)      FUND OF FUNDS                       6,750.00           0.00       0.0000%       0.0000%          0.0000%          0.0100%


                                                               Asset         Class          Total           Average
             Account Name               Account Assets          Fees          Fees          Fees           BP Charge
(EF)             S/A 3                         $389,025         33,000             0       $33,000          8.4827%

(EF)            S/A 11                     $474,450,174         98,529        11,000       109,528          0.0231%

(FX)            S/A 12                     $416,068,954         88,312        11,000        99,312          0.0239%

(MM)            S/A 14                     $156,276,681         40,035        11,000        51,035          0.0327%

(EF)            S/A 17                     $364,026,813         79,205        11,000        90,205          0.0248%

(FX)            S/A 20                      $46,993,349         33,000        11,000        44,000          0.0936%

(IF)            S/A 22                     $173,298,316         91,649        11,000       102,649          0.0592%

(EF)            S/A 23                     $433,690,920         91,396        11,000       102,396          0.0236%

(EF)            S/A 24                     $113,151,449         35,302        11,000        46,302          0.0409%

(EF)            S/A 25                      $16,793,121         33,000         2,200        35,200          0.2096%

(FX)            S/A/26                      $29,937,204         33,000        11,000        44,000          0.1470%

(FX)            S/A 27                      $10,050,477         33,000         4,400        37,400          0.3721%

(EF)            S/A 28                      $55,899,985         33,000        11,000        44,000          0.0787%

(EF)          V/A Fund A                   $107,782,578         34,362         2,200        36,562          0.0339%

                  Total Separate         $2,398,810,045       $756,798      $118,800      $875,589          0.0365%
                    Account Fees

-------------
Fund of
Funds
-------------

-------------

                                                         # of Accts             Per Account
               Account Name                                Needed                  Charge                  Total
(FOF)      S/A 21                                                    5                  $6,750                 $33,750

(FOF)      S/A 30                                                    5                  $6,750                 $33,750

(FOF)      S/A 32                                                    5                  $6,750                 $33,750

(FOF)      Fund of Funds S/A C                                      14                  $6,750                 $94,500

(FOF)      Fund of Funds S/A D                                       5                  $6,750                 $33,750

(FOF)      Fund of Funds S/A E                                       8                  $6,750                 $54,000

(FOF)      Fund of Funds S/A F                                       8                  $6,750                 $54,000

(FOF)      Fund of Funds S/A G                                      10                  $6,750                 $67,500

(FOF)      Fund of Funds S/A H                                       8                  $6,750                 $54,000

(FOF)      Fund of Funds S/A J                                       8                  $6,750                 $54,000

(FOF)      Fund of Funds S/A K                                      14                  $6,750                 $94,500

(FOF)      Fund of Funds S/A 41                                      3                  $6,750                 $20,250

(FOF)      Fund of Funds S/A 42                                      3                  $6,750                 $20,250

(FOF)      Fund of Funds S/A 43                                      3                  $6,750                 $20,250

(FOF)      Fund of Funds S/A 44                                      3                  $6,750                 $20,250

(FOF)      Fund of Funds S/A 45                                      3                  $6,750                 $20,250

(FOF)      Fund of Funds S/A 60                                      8                  $6,750                 $54,000

(FOF)      Fund of Funds S/A 61                                      8                  $6,750                 $54,000

(FOF)      Fund of Funds S/A 62                                      8                  $6,750                 $54,000

(FOF)      Fund of Funds S/A 60                                      6                  $6,750                 $40,500

(FOF)      Fund of Funds S/A 61                                      6                  $6,750                 $40,500

                                                                   141                $141,750                $951,750

           S/As Fund of Funds Fee Schedule:

           ACCOUNT REFERENCE:

           Registered: S/As C, D, E, F, G, H, H-NY, J, K, L, L-NY, M, N, Q, R, S, T, Unum, 1st Unum, CG VA I, CG VA II, Cigna VA I, CG VL I,
           CG VL II, Aetna Acct. B.

           Non-Registered: S/As 21, 30, 32, 33, 34, 35, 36, 37, 38, 42, 45, 50,
           51, 52, 53, 60, 61.

           Delaware Services Corporation charges Lincoln National Life $2 million per year for up to 1800 unit value calculations.



           NON-REGISTERED S/As (holding securities traded on the Exchange) Fee
           Schedule:

           S/As A, 3, 11, 12, 14, 17, 20, 22, 23, 24, 25, 26, 28.

           Delaware Services Corporation charges Lincoln National Life $800,000 per year for accounting services associated with the aforementioned S/As.